                                                POWER OF ATTORNEY
                                        TO EXECUTE FILINGS WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                                                        Date:  October 1, 2005
Principal: Andre R. Horn                        Attorneys-in-fact:(1) Richard A. Sackett
Corporation: REMEC, Inc.                                          (2) David F. Wilkinson

                1. Appointment

       I, the Principal named above, hereby appoint each of the individuals listed above as Attorney-in-fact to act for me as my agent in any lawful way with respect to the signature and delivery of reports, statements and other filings (including amendments and supplements)
required by the Securities and Exchange Commission, or any other regulatory or governmental entity that requires signed reports or filings by, or due to my role in connection with, the
Corporation named above.  This appointment includes, without limitation, authority to sign filings under both the Securities Act of 1933 and the Securities Exchange Act of 1934.
                2. Powers of attorneys-in-fact
       The attorneys-in-fact each are authorized to act separately and not jointly, and each has full power of substitution and revocation.  I understand that in the temporary absence of one of the attorneys-in-fact, another employee or agent of the Corporation may be appointed to act as attorney-in-fact in his or her stead.  I hereby ratify and confirm all that my attorney(s)-in-fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
                3. Term
       This power of attorney shall continue in effect until the later of (1) termination of my status as a "reporting person" of the Corporation under by Section 16 of the Securities Exchange
Act of 1934, or (2) six months after the date of my last trade of securities of the Corporation while a reporting person.

       Executed at Del Mar, California on the date set forth above.

       Signature of Principal: /s/ Andre R. Horn